UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 7, 2005
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                             SJW Corp.
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(Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    374 W. Santa Clara Street, San Jose, California     95113
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01  Entry into a Material Definitive Agreement

   On December 7, 2005, the Executive Compensation Committee of the Board of Directors of SJW Corp. (the "Company") approved (i) the award of cash performance bonuses to certain officers of the Company for fiscal year 2005, including certain cash performance bonuses in the amount of $25,000, $25,000, $35,000 and $150,000 to be paid to Angela Yip, the Chief Financial Officer and Treasurer of the Company, George J. Belhumeur, the Senior Vice President of Operations of San Jose Water Company, the Company's wholly owned subsidiary ("SJWC"), R. Scott Yoo, the Chief Operating Officer of SJWC, and W. Richard Roth, the President and Chief Executive Officer of the Company, respectively, (ii) base salary increases effective January 1, 2006 for certain officers of the Company, including base salary increases of $10,000 for each of Ms. Yip, Mr. Belhumeur and Dr. Yoo and $25,000 for Mr. Roth, and
(iii) 2006 performance-based bonus amounts for certain officers of the Company, including 2006 performance-based bonus amounts of up to $40,000 for each of Ms. Yip and Mr. Belhumeur and up to $50,000 for Dr. Yoo. In addition, the Executive Compensation Committee determined that Mr. Roth's 2006 target performance-based bonus shall remain 25% of his base salary, as set forth in his employment agreement.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SJW Corp.
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December 12, 2005                 /s/ W. Richard Roth
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                                  W. Richard Roth, President and
                                  Chief Executive Officer